Exhibit 10.1
AMENDMENT NO. 3 TO CREDIT AGREEMENT AND LIMITED CONSENT
This AMENDMENT NO. 3 TO CREDIT AGREEMENT AND LIMITED CONSENT (this “Amendment”), effective as of March 29, 2016, is entered into by and among VARIAN MEDICAL SYSTEMS, INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement) (in such capacity, the “Administrative Agent”), and as Swingline Lender and L/C Issuer, and each of the Lenders signatory hereto. Each capitalized term used and not otherwise defined in this Amendment has the definition specified in the Credit Agreement.
RECITALS
A.    The Borrower, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of August 27, 2013 (as amended, modified, supplemented, restated, or amended and restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have made available to the Borrower a term loan credit facility and a revolving credit facility;

B.    The Borrower and the Administrative Agent have entered into that certain Pledge Agreement dated as of August 27, 2013 (as amended, modified, supplemented, restated, or amended and restated from time to time, the “Pledge Agreement”), pursuant to which the Borrower has pledged, collaterally assigned and granted to the Administrative Agent, for the benefit of the Secured Parties, subject to the limitations set forth therein, a security interest in the Equity Interests owned directly by the Borrower in the Subsidiary set forth on Schedule I thereto, as collateral security for the payment and performance by the Borrower of its Secured Obligations;
C.    The Borrower has entered into that certain Deed of Pledge of Shares in the capital of Varian Medical Systems Nederland Holdings B.V. (“BV1”) dated as of September 10, 2013 (as amended, modified and supplemented by that Declaration of Approval executed by Administrative Agent on September 7, 2015 and as further amended, modified, supplemented, restated, or amended and restated from time to time, the “Dutch Pledge Agreement”), pursuant to which the Borrower pledged to the Administrative Agent, for the benefit of the Secured Parties, its Equity Interests in BV1, as further described and subject to the limitations set forth therein, as security for the payment when due of the Secured Obligations (as defined therein);
D.    The Borrower has notified the Administrative Agent that it wishes to undergo a reorganization of certain of its Subsidiaries (as further described in that certain Memorandum to Lender Group dated March 22, 2016 and posted on Syndtrak, the “Reorganization”), pursuant to which, among other things, (i) the Borrower has transferred or will transfer the Equity Interests of BV1 to Varian Medical Systems International Holdings, Inc. (“VMS International Holdings”), (ii) VMS International Holdings has transferred or will transfer the Equity Interests of BV1 to a newly created subsidiary of VMS International Holdings, Varian Medical Systems Netherlands Holdings, Inc. (“VMS Netherlands Holdings”) and (iii) BV1 will be dissolved and liquidated, whereby its liquidation surplus, including but not limited to the shares in Varian Medical Systems Nederland

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B.V., will be distributed to VMS Netherlands Holdings, whether or not as an advance liquidation distribution;
E.    In connection with the foregoing, the Borrower has requested that the Administrative Agent and the Lenders (i) consent to the Reorganization, (ii) waive any potential Default or Event of Default which may arise as a result of the Reorganization under the Credit Agreement, the Pledge Agreement or the Dutch Pledge Agreement (collectively, the “Potential Defaults”), (iii) consent to the release of the Equity Interests of BV1 and any other Subsidiary of Borrower, if any (the “Specified Equity Interests”) currently pledged by the Borrower to the Administrative Agent pursuant to the Pledge Agreement and/or the Dutch Pledge Agreement (the “Specified Equity Interests Release”), (iv) terminate the Pledge Agreement, (v) terminate the Dutch Pledge Agreement, and (vi) amend certain provisions of the Credit Agreement as described below; and
F.    Subject to the terms and conditions of this Amendment, the Administrative Agent and the Lenders signatory hereto are willing to effect such consents, waivers and amendments on the terms and conditions as set forth herein.
NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Limited Consent. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Borrower herein contained, the Administrative Agent and the Lenders hereby (a) consent to the Reorganization, explicitly including the transfer of the Equity Interests of BV1 by the Borrower to VMS International Holdings and subsequently of all Equity Interests of BV1 held by VMS International Holdings to VMS Netherlands Holdings, (b) waive any Potential Default that may arise as a result of or in connection with the Reorganization, and (c) consent to (i) the Specified Equity Interests Release, (ii) the termination of the Pledge Agreement and (iii) the termination of the Dutch Pledge Agreement.
2.    Amendments to Credit Agreement. Subject to the covenants, terms and conditions set forth herein, the Credit Agreement is amended as follows:
(a)    Section 1.01 of the Credit Agreement is amended by deleting the following defined terms: “Pledge Agreement,” “Pledge Agreement Supplement,” and “Pledge Joinder Agreement.”
(b)    Section 1.01 of the Credit Agreement is further amended by amending and restating the following defined terms to read as follows:
“‘Collateral Documents’ means, collectively, each of the agreements, instruments or documents, if any, that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
‘Loan Documents’ means this Agreement, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of

Section 2.15 of this Agreement, the Fee Letter, the Guaranty, and each other Collateral Document.”
(c)    Section 6.14 of the Credit Agreement is amended by deleting such section in its entirety and inserting the following in lieu thereof:
“6.14    Covenant to Guarantee Obligations and Give Security. (a) On each Guarantor Assessment Date, the Borrower shall determine whether there exists any new or additional Material Subsidiaries, and if so, the Borrower shall promptly notify the Administrative Agent of such fact and promptly thereafter (and in any event, within thirty (30) days, or such other period as the Administrative Agent may approve in its sole discretion):
(i)    unless such Material Subsidiary is unable to execute a Guaranty Joinder Agreement (or in the case of the first such Material Subsidiary to become a Loan Party, the Guaranty), without contravening local law and without causing any non-de minimis adverse tax effect as to the Borrower (and the Borrower provides a certificate to such effect), cause such Material Subsidiary to deliver to the Administrative Agent the Guaranty or a Guaranty Joinder Agreement, as applicable, duly executed by such Material Subsidiary (but subject to the limitations on the amounts guarantied set forth in the form of Guaranty attached hereto); and
(ii)    deliver to the Administrative Agent documents of the types referred to in clauses (iv) and (v) of Section 4.01(a) and, if requested by the Administrative Agent, favorable customary opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in this Section 6.14), all in form, content and scope reasonably satisfactory to the Administrative Agent;
Notwithstanding anything to the contrary herein, (a) no Foreign Subsidiary or Foreign Subsidiary Holding Company shall be required to become a Guarantor or Loan Party or grant Liens on any of its property; and (b) neither the Borrower nor any Subsidiary shall be required to pledge any Equity Interests.
(b) If the Borrower shall determine on any Guarantor Assessment Date in respect of any Subsidiary that is, at such time, a Guarantor, that such Subsidiary is no longer a Material Subsidiary, the Borrower may deliver to the Administrative Agent a request for a release of such Subsidiary from the Guaranty, accompanied by a certificate to such effect and certifying as to the absence of any Default or Event of Default, whereupon the Administrative Agent shall execute such documents and instruments of release as shall be reasonably satisfactory to the parties, confirming the release of such Subsidiary from the Guaranty required hereunder.”
(d)    Section 7.09 of the Credit Agreement is amended by deleting such section in its entirety and inserting the following in lieu thereof:

“7.09    Burdensome Agreements. (i) enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (I) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (II) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (III) of any Domestic Subsidiary to pledge the Equity Interest of any First Tier Foreign Subsidiary, or (b) requires the pledge of any Equity Interest of any Domestic Subsidiary or any First Tier Foreign Subsidiary, or (ii) grant a pledge of any of the Equity Interest of any Domestic Subsidiary or any First Tier Foreign Subsidiary other than Permitted Liens (except to the Administrative Agent for the benefit of the Secured Parties).
(e)    Exhibit F to the Credit Agreement is hereby amended by deleting the final unnumbered paragraph of Section 1 thereof which reads “The Guarantors’ Obligations are secured by various Collateral Documents referred to in the Credit Agreement, including without limitation, the Pledge Agreement, pursuant to the terms and conditions contained therein.”
(f)    Exhibit H to the Credit Agreement is hereby deleted.
3.    Acknowledgments Regarding Administrative Actions and Collateral. Subject to the covenants, terms and conditions set forth herein, each Lender signatory hereto hereby (a) grants the Administrative Agent authority to release its interest in the Specified Equity Interests as Collateral, (b) authorizes and directs the Administrative Agent to execute, deliver, record and/or file all other agreements, instruments, filings and documents as the Borrower may reasonably request to evidence the release of the Specified Equity Interests from the assignment and security interest granted under the Pledge Agreement and/or the Dutch Pledge Agreement, and (c) authorizes and directs the Administrative Agent to terminate the Pledge Agreement and the Dutch Pledge Agreement.
4.    Termination of Pledge Agreements. The Pledge Agreement is hereby terminated and the Administrative Agent hereby releases any and all interest it may hold in the Specified Equity Interests as Collateral. The Administrative Agent shall, at the Borrower’s expense, take such reasonable actions, and shall, at the Borrower’s expense, execute, deliver, record and/or file all such agreements, instruments, filings and documents as the Borrower may reasonably request to evidence the release of the Specified Equity Interests from the assignment and security interest granted under the Pledge Agreement.
5.    Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent as follows:
(a)    At the time of and immediately after giving effect to this Amendment, the representations and warranties made by the Borrower in Article V of the Credit Agreement, and in each of the other Loan Documents to which it is a party, are true and correct in all material respects (except that if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation and warranty shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (except that if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation and warranty shall be true and correct in all respects) as of such earlier date;
(b)    After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing;
(c)    Since the date of the most recent financial reports of the Borrower delivered pursuant to Section 6.01 of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;
(d)    As of the date hereof, there are no Persons that are required to be a party to the Guaranty pursuant to the terms of the Credit Agreement and the other Loan Documents;
(e)    This Amendment has been duly authorized, executed and delivered by the Borrower and each other Loan Party and constitutes the legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(f)    The Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Administrative Agent, any Lender or any other Person; and
(g)    The obligations of the Borrower under the Credit Agreement and each other Loan Document are not subject to any defense, counterclaim, set-off, right of recoupment, abatement or other claim.
6.    Effective Date. This Amendment will become effective on the date on which each of the conditions precedent set forth in this Section 6 has been satisfied (the “Effective Date”):
(a)    The Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:
(i)    executed original counterparts of this Amendment, duly executed by the Borrower, the Administrative Agent and the Lenders; and
(ii)    such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Administrative Agent shall reasonably request; and
(b)    unless waived by the Administrative Agent, all fees and expenses of the Administrative Agent and the Lenders (including the reasonable fees and expenses of counsel to the Administrative Agent to the extent invoiced prior to the date hereof) in connection with this

Amendment shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).
7.    Reservation of Rights. The Borrower acknowledges and agrees that neither the execution nor the delivery by the Administrative Agent and the Lenders signatory hereto of this Amendment shall (a) be deemed to create a course of dealing or otherwise obligate the Administrative Agent or the Lenders to execute similar amendments, consents or waivers under the same or similar circumstances in the future or (b) be deemed to create any implied waiver of any right or remedy of the Administrative Agent or the Lenders with respect to any term or provision of any Loan Document, other than as expressly provided in Section 1 hereof.
8.    Entire Agreement. This Amendment, together with the other Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.
9.    Full Force and Effect of Credit Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.
10.    Governing Law. This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and performed entirely within such State, and shall be further subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement.
11.    Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.
12.    References. From and after the date hereof, all references in the Credit Agreement and any of the other Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby and as from time to time hereafter further amended, modified, supplemented, restated or amended and restated.

13.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, each other Loan Party, the Administrative Agent, each Lender and their respective successors and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement. No third party beneficiaries are intended in connection with this Amendment.
12.    Counterparts. Section 10.10 of the Credit Agreement is hereby incorporated by reference as if fully set forth herein, mutatis mutandis.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and effective as of the date first above written.

VARIAN MEDICAL SYSTEMS, INC.
By: /s/ Franco N. Palomba
Name: Franco N. Palomba
Title: Senior Vice President Finance and Treasurer

Signature Page to Amendment No. 3 to Credit Agreement and Limited Consent

BANK OF AMERICA, N.A., as
Administrative Agent

By: /s/ Linda Lov
Name: Linda Lov
Title: Assistant Vice President

Signature Page to Amendment No. 3 to Credit Agreement and Limited Consent

BANK OF AMERICA, N.A., as a Lender, L/C
Issuer and Swing Line Lender

By: /s/ John C. Plecque
Name: John C. Plecque
Title: Senior Vice President

Signature Page to Amendment No. 3 to Credit Agreement and Limited Consent

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender

By: /s/ Matt Jurgens
Name: Matt Jurgens
Title: Senior Vice President

Signature Page to Amendment No. 3 to Credit Agreement and Limited Consent

SUMITOMO MITSUI BANKING
CORPORATION, as a Lender

By: /s/ David W. Lee
Name: David W. Lee
Title: Managing Director

Signature Page to Amendment No. 3 to Credit Agreement and Limited Consent

JPMORGAN CHASE BANK, N.A. , as a Lender
and L/C Issuer

By: /s/ Vanessa Chiu
Name: Vanessa Chiu
Title: Executive Director

Signature Page to Amendment No. 3 to Credit Agreement and Limited Consent

MORGAN STANLEY BANK, N.A., as a Lender

By: /s/ Alice Lee
Name: Alice Lee
Title: Authorized Signatory

Signature Page to Amendment No. 3 to Credit Agreement and Limited Consent